Exhibit 23.3

Consent Of Independent Registered Public Accounting Firm

We consent to the use in Amendment No. 3 to the Registration Statement on Form S-4 of our report dated March 30, 2011 relating to the financial statements of Insider Guides, Inc. as of December 31, 2010 and 2009 and for each of the two years in the period ended December 31, 2010.  We also consent to the reference to our Firm under the caption “Experts” in Amendment No. 3 to the Registration Statement.

/s/ ParenteBeard LLC

ParenteBeard LLC
Philadelphia, Pennsylvania
October 3, 2011